UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2022

TITAN MACHINERY INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33866	45-0357838
(Commission File Number)	(IRS Employer Identification No.)

644 East Beaton Drive
West Fargo, North Dakota 58078
(Address of Principal Executive Offices)  (Zip Code)

(701) 356-0130
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	TITN	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by a check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On August 1, 2022, Titan Machinery Inc. (the “Company”) completed its previously announced acquisition of all of the issued and outstanding membership interests of each of Heartland Agriculture, LLC, Heartland Solutions, LLC and Heartland Leverage Lender, LLC (collectively with their subsidiaries, the “Heartland Companies”). The Heartland Companies operate Case IH application equipment distributorships that sell agriculture application equipment and provide other application-focused solutions for commercial agriculture applicator customers through distribution agreements with Case IH that cover 17 midwestern and northwestern states, supported by 12 retail stores. The aggregate purchase price for the acquisition of the Heartland Companies was approximately $95.5 million, as may be modified for certain customary post-closing purchase price adjustments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN MACHINERY INC.

Date:	August 1, 2022	By	/s/ David Meyer
David Meyer
Board Chair and Chief Executive Officer